UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

LUNA INNOVATIONS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

000-52008	54-1560050
(Commission File No.)	(IRS Employer Identification No.)

1 Riverside Circle, Suite 400

Roanoke, Virginia 24016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 540-769-8400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 28, 2013, Luna Innovations Incorporated (the “Company”) and Intuitive Surgical Operations, Inc. (“Intuitive”) entered into Amendment No. 7 (the “Amendment”) to their Development and Supply Agreement dated June 11, 2007 (as amended to date, the “Development and Supply Agreement”). Under the Amendment, the parties have agreed upon certain milestones to be achieved by the Company under the Development and Supply Agreement through 2015, as well as the amounts to be paid by Intuitive to the Company for development work during this period and the payment mechanism for same.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2013	LUNA INNOVATIONS INCORPORATED

	By:	/s/ Talfourd H. Kemper, Jr.
Talfourd H. Kemper, Jr.
Vice President and General Counsel